Exhibit 99.3


UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited Pro Forma Combined Financial Statements of IMS,
Inc. ("IMS") and ECZ, Inc. ("ECZ") gives effect to the merger between IMS and ECZ under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. These Pro Forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of IMS would actually have been if the merger had in fact occurred on December 31, 2005 nor do they purport to project the results of operations or financial position of IMS for any future period or as of any date, respectively. The acquisition of ECZ by IMS has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of IMS pursuant to which IMS is treated as the continuing entity.

These unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between IMS and ECZ.

You should read the financial information in this section along with ECZ's historical financial statements and accompanying notes in prior Securities and Exchange Commission filings.


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Integrated Micrometallurgical Systems, Inc.
Unaudited Pro Forma Combined Balance Sheet
December 31, 2005


                          IMS, Inc        ECZ, Inc.                 Pro Forma
                       (Nevada Corp.)  (Nevada Corp.)  Adjustments   balance
                       --------------  --------------  -----------  ---------
Assets

Current assets:
 Cash and equivalents  $        8,443 $            -  $         -  $    8,443
 Payroll advances               7,000              -            -       7,000
                       --------------  --------------  -----------  ---------
   Total current assets        15,443              -            -      15,443
                       --------------  --------------  -----------  ---------
 Property and Equipment        26,803              -            -      26,803
 Other Assets                 122,986                           -     122,986

   Total assets        $      165,232  $            -  $         -  $ 165,232
                       ==============  ==============  ===========  =========

Liabilities and Stockholders' Equity
Current liabilities:           25,160               -             -    25,160
                       --------------  --------------  -----------  ---------
  Total current
   liabilities                 25,160               -            -     26,160
                       --------------  --------------  -----------  ---------
Long-term liabilities:         21,109               -             -    21,109
                       --------------  --------------  -----------  ---------
  Total long-term
   liabilities                 21,109               -            -     21,109
                       --------------  --------------  -----------  ---------
Stockholders' (Deficit):
Preferred stock,
 $0.001 par value, 5,000,000
 shares authorized, zero
 shares issued and
  outstanding                       -               -            -          -
Common stock, $0.001
  par value, 10,607,500
  shares authorized,
  200,000 shares issued
  and outstanding              10,608             200            -     10,808
 Additional paid-in
  capital                     628,669               -            -    628,669
 (Deficit) accumulated
 during development stage    (520,316)           (200)           -   (520,116)
                       --------------  --------------  -----------  ---------
                              118,961               -            -    118,961
                       --------------  --------------  -----------  ---------
                       $      165,232  $            -  $         -  $ 165,232
                       ==============  ==============  ===========  =========


  The accompanying notes are an integral part of these financial statements.

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


Integrated Micrometallurgical Systems, Inc.
Unaudited Pro Forma Combined Statements of Operations
For Period Ending March 31, 2006


                            IMS           ECZ, Inc.                 Pro Forma
                       (Nevada Corp.)  (Nevada Corp.)  Adjustments   balance
                       --------------  --------------  -----------  ---------
Revenue                  $         -   $            -  $         -  $        -
Expenses:
  General and
    administrative expenses   56,105                -            -      56,105
  Amortization and
    Depreciation              17,882                -            -      17,882
  Consulting Expense          36,137                -            -      36,137
  Salary and Wages            65,245                -            -      65,245
  Research and Development    73,067                -            -      73,067
                             -------------------------------------------------
    Total expenses           248,436                -            -     248,436
                             -------------------------------------------------

Interest Expense               2,376                -            -       2,376
                            --------------------------------------------------
Net income (loss)        $   250,812                -            -   $ 250,812
                         =============  ==============  ===========  =========
 Weighted average number
 of common shares
 outstanding              10,112,083         200,000*           -   10,312,083
                         ============  ==============  ===========  ==========

Net loss per share       $     (0.02)  $       (0.00)  $        -   $   (0.02)
                         ============  ==============  ===========  ==========

*200,000 shares to be cancelled upon reverse acquisition.



  The accompanying notes are an integral part of these financial statements.


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                                     Notes

Note 1

The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of Integrated Micrometallurgical Systems, Inc. pursuant to which IMS, Inc is treated as the continuing entity.

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